CARROLS RESTAURANT GROUP, INC. (NASDAQ: TAST) September 2023 Overview Exhibit 99.1

Source: Carrols Restaurant Group, Inc. Safe Harbor Statement 2 Under the Private Securities Litigation Reform Act of 1995 • Our presentation includes, and our response to various questions may include, forward-looking statements. Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by the words “may”, “might", “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope”, “plan” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We have identified significant factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements. Such factors include the impact of health concerns such as the COVID-19 pandemic or reports of cases of food borne illnesses, and the possibility that consumers could lose confidence in the safety and quality of certain food products as well as negative publicity regarding food quality, illness, injury or other health concerns, effectiveness of the Burger King and Popeyes advertising programs and the overall success of the Burger King and Popeyes brands, increases in food costs and other commodity costs, our ability to hire and retain employees at current or increased wage rates, competitive conditions, including pricing pressures, discounting, aggressive marketing, the potential impact of competitors’ new unit openings and promotions on sales at our restaurants, and competition impacting the cost and availability of labor, regulatory factors, environmental conditions and regulations, general economic conditions, particularly in the retail sector, weather conditions, fuel prices, significant disruptions in service or supply by any of our suppliers or distributors, changes in consumer perception of dietary health and food safety, labor and employment benefit costs, including the effects of minimum wage increases, healthcare reform and changes in the Fair Labor Standards Act, the outcome of pending or future legal claims or proceedings, our ability to manage our growth and successfully implement our business strategy, our ability to service our indebtedness, our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors, the availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties, and factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations. Investors are referred to the full discussion of risks and uncertainties as included in Carrols Restaurant Group, Inc.’s filings with the Securities and Exchange Commission (SEC) including, without limitation, its Annual Report on Form 10-K. Non-GAAP Financial Measures • EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA, Adjusted Net Income (Loss), Adjusted EBITDA Margin, and Adjusted Restaurant-Level EBITDA Margin are non-GAAP financial measures. We are presenting these financial measures because we believe that they provide a more meaningful comparison of our core business operating results, as well as with those of other similar companies. Additionally, we present Adjusted Restaurant-Level EBITDA because it excludes restaurant integration costs, restaurant pre- opening costs, other income and expense, and the impact of general and administrative expenses such as salaries and expenses associated with corporate and administrative functions that support the development and operations of our restaurants, legal, auditing and other professional fees. Management believes that Adjusted EBITDA and Adjusted Restaurant-Level EBITDA, when viewed with our results of operations in accordance with GAAP and the accompanying reconciliations within the appendix and our filings with the SEC, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that Adjusted EBITDA and Adjusted Restaurant-Level EBITDA permit investors to gain an understanding of the factors and trends affecting our ongoing cash earnings, from which capital investments are made and debt is serviced. However, EBITDA, Adjusted EBITDA, Adjusted Restaurant-Level EBITDA and Adjusted Net Income (Loss) are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income, income from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. For the reconciliation between Net Income (Loss) to EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) and the reconciliation of income (loss) from operations to Adjusted Restaurant-Level EBITDA, see the appendix and our filings with the SEC. • Free Cash Flow is a non GAAP financial measure and may not necessarily be comparable to other similarly titled captions of other companies due to differences in methods of calculation. We believe that Free Cash Flow, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliation set forth in the Appendix, provides useful information about the Company's cash flow for liquidity purposes and to service the Company's debt. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to the Company's consolidated statements of cash flows and net cash provided by operating activities, net cash used for investing activities and net cash provided by financing activities as indicators of liquidity or cash flow. • We direct you to the Appendix to this presentation and to our filings with the SEC for a reconciliation of these non-GAAP financial measures to the appropriate GAAP financial measures.

Source: Carrols Restaurant Group, Inc. Carrols Restaurant Group Overview Long Established Franchisee with Significant Geographic Diversification 3 1Last 12 months as of 2Q23 2 For reconciliation of non-GAAP measures, please see slides 17-19 Burger King Market Burger King & Popeyes Market 154 124 114 128 105 67 61 56 43 44 65 29 22 16 14 10 9 6 6 4 2 1 1 Burger King Restaurants • Burger King franchisee since 1976 • Largest Burger King franchisee in the United States (~15% of the system) • Carrols has a history of outperforming the U.S. Burger King system in same- store-sales Popeyes Restaurants • Added Popeyes restaurants to the portfolio in 2019 • One of the fastest growing QSR brands in the United States Carrols Burger King & Popeyes Restaurants Carrols Restaurant Group • 1,081 total restaurants across 23 states • Largest publicly traded domestic restaurant franchisee in the United States • Restaurant Sales of $1.8 billion(1) • Adj. EBITDA of $118.1 million(1)(2)

Source: Carrols Restaurant Group, Inc. Diversified Burger King Restaurant Portfolio 4 % of Total Sales from Top 5 DMAsStore Location Rural 22% Urban 13% Suburban 65% Top 5 DMAs 24% Other DMAs 76% Note: Store locations as of 2Q23; Top DMAs determined by store count; Total Sales represents YTD as of 2Q23

Source: Carrols Restaurant Group, Inc. Consistent Outperformance 5 Comp Sales Growth Relative to the US Burger King System 1 Year-to-Date 2023 through 2Q23 8.1% (0.4%) 4.3% 5.6% 2.1% 2.4% 0.5% 1.2% 3.1% 2.0% (1.0%) 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 290bps Average Outperformance In Carrols’ Top 15 Markets, the Company’s Burger King restaurants have outperformed non-Carrols Burger King restaurants by an average of 270 bps in 2023(1)

RECENT PERFORMANCE OVERVIEW 6

Source: Carrols Restaurant Group, Inc. Recent Record of Strong Same-Store Sales Growth 7 Growth in same-store-sales driven by: (1) pricing actions (2) reduced promotions and discounts (3) growth in hours of operations & (4) improved traffic trends 1.6% 2.8% 4.9% 6.2% 11.7% 10.4% 2.2% 2.0% 6.5% 9.2% 9.5% 11.6% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Burger King Popeyes

Source: Carrols Restaurant Group, Inc. National Marketing Driving Top-Line Growth 8 The “Fuel the Flame” advertising campaigns by our franchisor has helped drive sales and traffic

Source: Carrols Restaurant Group, Inc. 18.4% 17.1% 16.1% 13.7% 11.2% 10.8% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Improving Operating Trends 9 Burger King Menu Pricing1 Burger King Promotions & Discounts2 Burger King Commodity Inflation Average Hourly Rate Inflation 17.0% 18.9% 15.3% 12.2% 8.0% 3.3% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 14.3% 9.9% 7.2% 5.8% 5.2% 4.4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 1 Represents cumulative impact from pricing actions taken over the preceding twelve months 2 As a percentage of net sales 7.8% 9.5% 10.0% 9.6% 9.7% 9.0% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23

Source: Carrols Restaurant Group, Inc. Carrols Is Focused On Driving Operational Excellence 10 Note: Represents year-over-year improvements at Carrols’ Burger King restaurants as of 2Q23 Improvement in Drive-Thru Window Time Growth in Hours of Operation Reduction in Labor Hours driven by labor efficiency 6% 4% 3% Improvement in Restaurant Crew Retention 17% Improvement in Guest Satisfaction 32%

Source: Carrols Restaurant Group, Inc. L12M Adjusted Restaurant-Level EBITDA and Margin Expansion Trends 11 Restaurant-level margin expansion driven by: (1) increases in average check, (2) moderating inflation and (3) operational improvements. $139.9m $126.7m $129.1m $141.9m $173.9m $207.1m 8.4% 7.5% 7.6% 8.2% 9.8% 11.4% 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 RL EBITDA RL EBITDA Margin (%) Restaurant-Level Improvements Driving Adjusted EBITDA Expansion 1H22 $19.4m 1H23 $75.0m +286% y-y Note: For reconciliation of non-GAAP measures, please see slides 17-19. +$55.6m y-y

Source: Carrols Restaurant Group, Inc. Organic Balance Sheet Strengthening Over Past Six Quarters 12 6.7x 8.7x 8.7x 7.1x 5.2x 3.6x 2.6x 3.5x 3.4x 2.6x 1.9x 1.1x 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 Total Net Debt Leverage Ratio Senior Secured Net Debt Leverage Ratio

Source: Carrols Restaurant Group, Inc. Capitalization Overview 2023 YTD Free Cash Flow reduced Net Debt by approximately $39M 13 ($ in millions) July 2, 2023 January 1, 2023 January 2, 2022 Cash & Cash Equivalents 40.9$ 18.4$ 29.2$ Debt Revolver due 2026(a) - 12.5 - Term B Loans due 2026(b) 165.5 167.6 171.9 Senior Notes Due 2029(c) 300.0 300.0 300.0 Finance Lease Liabilities 11.3 12.8 6.3 Total Debt 476.8$ 493.0$ 478.2$ Total Funded Net Debt 435.9 474.6 449.0 TTM Covenant EBITDA 120.7 66.5 89.4 Total Liquidity Available(d) 245.4$ 211.2$ 235.1$ As of (a) The current Revolver capacity is $215.0M after the Eighth Amendment dated September 30, 2021. The Revolver has an interest rate of SOFR plus 3.25% and a maturity date of January 29, 2026. (b) Term B loans have an interest rate of SOFR plus 3.25% and a maturity date of April 30, 2026. This rate is fixed for up to $120.0M of borrowings under our senior credit facility through February 2025. (c) On June 28, 2021, the Company issued $300.0M principal amount of 5.875% Senior Unsecured Notes due 2029 in a private placement. (d) Liquidity equals borrowing availability under our Revolving Credit Facility plus cash and cash equivalents. As of July 2, 2023, there were $10.5M of letters of credit issued under the Revolving Credit Facility.

LOOKING AHEAD 14

Source: Carrols Restaurant Group, Inc. Looking Ahead 15 Top-Line Drivers  Reclaim the Flame Initiative Off to a Great Start at Burger King  Renewed focus by brand on franchisee profitability  Pleased with the success of the viral “You Rule” campaign  Investment in look and feel of restaurants believed to be enhancing customer service and engagement  Incremental media spend of $120 million investment from franchisor through 2024 with only $18 million spent in 1H23  Recent Product Launches  Royal Crispy Wraps at Burger King  Sweet ‘N Spicy Wings at Popeyes  Carrols Specific Factors  We believe that we are seeing customers trading-down from higher priced casual dining to BK given our value proposition; a trend that bolsters average check and that we believe could be beneficial to us in the coming quarters  Initiatives to drive traffic to our Burger King restaurants through locally relevant offers by leveraging our size and scale, and investments in technology such as Digital Menu Boards  Restaurant remodeling activities on projects with mid-to-high teens ROI, taking advantage of franchisor contributions currently available Margin Drivers  Deploying Enhanced Labor Management System  Improved labor management formula with more sophisticated forecasting and scheduling capabilities  Continued Commodity Inflation Moderation  Beef prices remain elevated near all-time highs at around $2.80 per pound compared to its 10-year average of $2.25 per pound. Currently, every ~$0.10 change in beef costs results in ~$4.5m change in EBITDA on annual basis Capital Allocation: Near-Term Focus on Organic Growth  Balance Capital Expenditure spend targeting new units and remodels with mid-to-high teens ROI and the generation of Free Cash Flow to Reduce Net Debt

APPENDIX 16

Reconciliation of Quarterly EBITDA and Quarterly Adjusted EBITDA

(in thousands) (unaudited)	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Net income (loss)	$ (9,559)	$ (9,902)	$(16,400)	$(21,269)	$(26,476)	$ (8,697)	$(19,130)	$ 864	$ 14,954
Provision (benefit) from income taxes	(32)	(1,469)	(997)	(6,009)	(6,121)	(2,712)	14,053	1,142	604
Interest expense	6,942	7,724	7,399	7,436	7,636	7,896	7,873	8,233	7,667
Depreciation and amortization	20,421	20,101	19,667	19,542	20,071	19,284	19,171	18,718	18,559
EBITDA	**17,772**	**16,454**	**9,669**	**(300)**	**(4,890)**	**15,771**	**21,967**	**28,957**	**41,784**
Impairment and other lease charges	144	784	3,189	496	18,176	1,196	2,009	1,340	2,749
Acquisition costs	292	108	(2)	-	-	-	-	-	-
Stock-based compensation expense	1,614	1,458	1,693	1,941	936	940	1,085	1,097	1,002
Pre-opening costs	-	30	16	45	44	84	119	-	4
Executive transition, litigation and other professional expenses	232	801	363	1,918	403	1,436	20	798	104
Other (income) expense, net	715	(1,053)	(1,075)	202	439	(1,750)	183	(1,506)	(1,319)
Loss on extinguishment of debt	8,538	-	-	-	-	-	-		
Adjusted EBITDA	**$ 29,307**	**$ 18,582**	**$ 13,853**	**$ 4,302**	**$ 15,108**	**$ 17,677**	**$ 25,383**	**$ 30,686**	**$ 44,324**

Reconciliation of Quarterly Adjusted Restaurant-Level EBITDA

(in thousands) (unaudited)	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Income (loss) from operations	$ 5,889	$ (3,647)	$ (9,998)	$(19,842)	$(24,961)	$ (3,513)	$ 2,796	$ 10,239	$ 23,225
Add:									
General and administrative expenses	20,698	19,209	22,384	22,017	20,827	22,572	22,656	25,740	24,588
Pre-opening costs	-	30	16	45	44	84	119	-	4
Depreciation and amortization	20,421	20,101	19,667	19,542	20,071	19,284	19,171	18,718	18,559
Impairment and other lease charges	144	784	3,189	496	18,176	1,196	2,009	1,340	2,749
Other (income) expense, net	715	(1,053)	(1,075)	202	439	(1,750)	183	(1,506)	(1,319)
Adjusted Restaurant-Level EBITDA	**$ 47,867**	**$35,424**	**$ 34,183**	**$ 22,460**	**$ 34,596**	**$37,873**	**$ 46,934**	**$54,531**	**$67,806**

CARROLS

Source: Carrols Restaurant Group, Inc.

17

Reconciliation of LTM EBITDA and LTM Adjusted EBITDA

(in thousands) (unaudited)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Net income (loss)	$ (57,130)	$(74,047)	$(72,842)	$ (75,572)	$(53,439)	$ (12,009)
Provision (benefit) from income taxes	(8,507)	(14,596)	(15,839)	(789)	6,362	13,087
Interest expense	29,501	30,195	30,367	30,841	31,638	31,669
Depreciation and amortization	79,731	79,381	78,564	78,068	77,244	75,732
EBITDA	**43,595**	**20,933**	**20,250**	**32,548**	**61,805**	**108,479**
Impairment and other lease charges	4,613	22,645	23,057	21,877	22,721	7,294
Acquisition costs	398	106	(2)	-	-	-
Stock-based compensation expense	6,706	6,028	5,510	4,902	4,058	4,124
Pre-opening costs	91	135	189	292	247	207
Executive transition, litigation and other professional expenses	3,314	3,485	4,120	3,777	2,657	2,358
Other (income) expense, net	(1,211)	(1,487)	(2,184)	(926)	(2,634)	(4,392)
Loss on extinguishment of debt	8,538	-	-	-	-	-
Adjusted EBITDA	**$ 66,044**	**$ 51,845**	**$ 50,940**	**$ 62,470**	**$ 88,854**	**$118,070**

Reconciliation of LTM Adjusted Restaurant-Level EBITDA

(in thousands) (unaudited)	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Income (loss) from operations	$ (27,598)	$ (58,448)	$ (58,314)	$ (45,520)	$ (15,439)	$ 32,747
Add:	-	-	-	-	-	-
General and administrative expenses	84,308	84,437	87,800	88,072	91,795	95,556
Pre-opening costs	91	135	189	292	247	207
Depreciation and amortization	79,731	79,381	78,564	78,068	77,244	75,732
Impairment and other lease charges	4,613	22,645	23,057	21,877	22,721	7,294
Other (income) expense, net	(1,211)	(1,487)	(2,184)	(926)	(2,634)	(4,392)
Adjusted Restaurant-Level EBITDA	**$ 139,934**	**$ 126,663**	**$ 129,112**	**$ 141,863**	**$ 173,934**	**$ 207,144**

CARROLS

Source: Carrols Restaurant Group, Inc.

18

Source: Carrols Restaurant Group, Inc. Reconciliation of 2023 YTD Free Cash Flow 19 (in thousands) (unaudited) 2023 YTD Reconciliation of Free Cash Flow: Net cash prov ided by (used for) operating activ ities 52,497$ Net cash used for investing activ ities (13,487) Total Free Cash Flow 39,010$